Exhibit 5.1

Perkins Coie LLP

1120 NW Couch Ave, 10th floor

Portland, OR 97209

PHONE: 503-727-2000

FAX: 503-727-2222

www.perkinscoie.com

July 19, 2012

Penford Corporation

7094 South Revere Parkway

Centennial, Colorado 80112-3932

Re:	Registration Statement on Form S-8 of Shares of Common Stock,

par value $1.00 per share, of Penford Corporation (the “Company)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to eight hundred eighty-two thousand five hundred (882,500) shares of common stock, par value $1.00 per share, of the Company (the “Shares”), eight hundred thousand (800,000) of which may be issued pursuant to the Penford Corporation 2006 Long-Term Incentive Plan (the “Plan”), and eighty-two thousand five hundred (82,500) of which may be issued pursuant to the individual stock option agreements dated January 11, 2012 between the Company and each of R. Bentley Cheatham, Dwight Carlson and Steven P. Brower (each, an “Option Agreement”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Plan or an Option Agreement, as applicable, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan or Option Agreement, and the receipt of consideration for such Shares in accordance with the terms of the applicable Plan or Option Agreement, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP